Exhibit 99.1

Caliber Reports Third Quarter 2026 Financial Results

2026 Revenue Guidance Revised, Platform Profitability Guidance Reaffirmed;
Three Additional Offerings Tokenized

SCOTTSDALE, Ariz., November 12, 2026. Caliber (Nasdaq: CWD), a real estate-focused alternative asset manager, today reported results for the third quarter ended September 30, 2026. Platform Adjusted EBITDA was positive for the second consecutive quarter and $0.8 million better than the third quarter of 2025.

Caliber operates two businesses: its real estate investment platform, which produces substantially all of the Company’s revenue, and Caliber Tokenization Services, launched in August 2026, which brings tokenization to private real estate funds, starting with the funds Caliber manages.

Third Quarter 2026 Platform Financial Results (compared to Third Quarter 2025)

•Platform revenue of $3.8 million, compared to $3.5 million.
◦The $0.3 million increase was driven primarily by a $0.3 million increase in fund management fees and a $0.2 million increase in development and construction fees, partially offset by a $0.1 million decrease in financing fees.
•Platform net loss of $4.3 million, or $0.43 per diluted share, compared to Platform net loss of $4.4 million, or $1.70 per diluted share. Platform net loss includes a $3.9 million non-cash provision for income taxes recorded in the quarter; Platform net loss before income taxes was $0.4 million, compared to $4.4 million.
•Platform Adjusted EBITDA of $0.1 million, compared to Platform Adjusted EBITDA loss of $0.7 million.

Third Quarter 2026 Tokenized Platform Highlights

•Caliber completes the tokenization of three additional real estate projects, continuing the Company’s strategy to integrate blockchain infrastructure into its real estate fund offerings.
•Total Platform tokenized offerings represent up to $110 million in offered equity in 4 tokenized offerings.
•As of September 30, 2026, Caliber held 229,203 LINK tokens (LINK, the token underlying Chainlink) with a fair value of $3.3 million. The Company did not purchase or sell LINK during the quarter, and the change in fair value of its digital assets was a gain of $1.6 million.

Management Commentary

“Each of our two businesses has a different objective,” said Chris Loeffler, CEO of Caliber. “Our real estate platform is the foundation, and our objective for it is steady, consistent profitability. We have sized its cost base to this market, and Platform Adjusted EBITDA was positive for the second consecutive quarter even as tighter credit moved several transactions into 2027. That is why we lowered our revenue guidance while reaffirming our Platform Adjusted EBITDA guidance.”

“Tokenization is our growth engine. This month we took three more offerings live with tokenized ownership, bringing the total to four, with more than $110 million of combined maximum offered equity. Caliber Tokenization Services is designed to grow through technology partners rather than a large internal team, which we believe lets it scale without adding significant overhead.”

2026 Outlook and Path to Profitability

Caliber today revised its 2026 total Platform revenue guidance, previously $18.0 million to $22.0 million, reflecting the shift of certain revenue previously expected in the fourth quarter into future periods as tighter credit conditions extended financing timelines; reaffirmed its 2026 Platform Adjusted EBITDA profitability guidance. The revised revenue range assumes no improvement in financing conditions through the end of the year

Updated 2026 guidance:

•Total Platform revenue in the range of $15.0 million to $17.0 million
•Platform Adjusted EBITDA profitability

Business Update

The following are key milestones completed both during and after the third quarter ended September 30, 2026.

•On July 2, 2026, Caliber announced the next phase of its real estate fund tokenization strategy, building on Chainlink, the industry-standard oracle platform, as part of a broader effort to modernize how private real estate assets and funds are financed, owned, administered, and accessed.

•On July 16, 2026, Caliber announced that it has broken ground on its Hyatt Studios extended stay hotel in Steamboat Springs, Colorado. Company executives, development partners, and community leaders gathered to celebrate the start of construction of the approximately 114-room extended-stay hotel at 1801 Lincoln Avenue. The four-story, 57,971 square foot property is expected to open in the second half of 2027 and will help address the growing demand for modern extended-stay accommodations in one of Colorado’s premier four-season destinations.

•On August 13, 2026, Caliber announced that it has gone live with its PURE Pickleball & Padel investment offering as the first real estate investment on its platform to be tokenized.

The initiative creates a real-world, practical example of how blockchain-based ownership infrastructure can improve the private real estate investor experience.

•On August 27, 2026, Caliber announced the formation of Caliber Tokenization Services, LLC (“CTS”), a new division that provides full-service real-world asset (RWA) tokenization engagements to family offices that own and operate significant real estate portfolios, under the brand, Tokenized by Caliber.

•On September 14, 2026, Caliber announced that it has completed the refinancing of approximately $3.4 million of its corporate promissory notes, and has executed agreements with holders of an additional approximately $9.1 million of notes granting Caliber the right, exercisable over the next six months, to retire those notes in full for approximately $7.3 million in cash. Together, the two elements address approximately $12.5 million of corporate notes, including approximately $11.3 million, or approximately 54%, of the $21.1 million of unsecured corporate and convertible notes that the Company disclosed as maturing within twelve months in its Form 10-Q for the second quarter of 2026.

•On November 4, 2026, Caliber announced that it has gone live with three additional tokenized real estate investment offerings: Caliber-Hyatt Studios Steamboat, Caliber-Hyatt Studios Phoenix/TSMC and the Caliber-HS Feeder Fund. Combined, the three offerings represent up to $85 million in offered equity. Tokenization is designed to give investors a clearer digital record of what they own and, through Caliber’s Automated NAV (CNAV), a clearer view of its value. Together with lender rights, Caliber believes this will enable investors to borrow against their tokenized investment interest while retaining ownership. The launch follows the Company’s first tokenization, PURE Pickleball & Padel, and extends the same ownership infrastructure to both individual developments and a fund structure.

•Through November 12, 2026, holders had exchanged $3.8 million of notes for new amortizing notes or Series AAA Preferred Stock, and the Company had executed payoff option agreements covering $14.8 million of notes, of which $13.6 million mature within twelve months and may be retired for approximately $10.9 million in cash, displaying further progress since the Company’s September 14th 2026 announcement.

Third Quarter 2026 Consolidated Financial Results (compared to Third Quarter 2025)

•Total consolidated revenue of $4.3 million, compared to $3.6 million primarily reflecting the consolidation of Riverwalk in the fourth quarter of 2025 and Commons Fundco, LLC in the first quarter of 2026.
•Consolidated net loss attributable to Caliber of $5.0 million, or $0.49 per diluted share, compared to net loss attributable to Caliber of $4.4 million, or $1.65 per diluted share. The third quarter includes the $3.9 million provision for income taxes and a $0.7 million, or $0.07 per share, out-of-period correction of the attribution of net loss between Caliber and noncontrolling interests in the first and second quarters of 2026.
•Consolidated Adjusted EBITDA loss of $0.2 million, compared to Consolidated Adjusted EBITDA loss of $0.5 million.

Conference Call Information

Caliber will host a conference call today, Thursday, November 12, 2026, at 5:00 p.m. Eastern Time (ET) to discuss its third quarter 2026 financial results and business outlook.

Investors and interested parties can access the live earnings call by dialing (800) 715-9871 (domestic) or (646) 307-1963 (international) and ask to join the Caliber call or use conference ID 3070057.

A live webcast of the conference call will be available via the investor relations section of Caliber’s website under “Financial Results.” The webcast replay of the conference call will be available on Caliber’s website shortly after the call concludes.

Platform Definition

Within this earnings release, we refer to performance results of the ‘Platform’. Platform refers to the performance of CWD itself, excluding the performance of certain assets & funds that are included in our consolidated results, as required by the United States generally accepted accounting principles (“GAAP”). Management believes that Platform performance offers the most meaningful information needed to understand the value of CWD. The assets and funds that are consolidated into our GAAP presentation are included because Caliber is a guarantor of debt held by these assets and funds.

While GAAP consolidation rules require CWD to include the performance and cash flows of these assets & funds in our consolidated financial information, CWD does not benefit from the performance of those assets & funds, except to the extent that CWD earns fees from managing the assets and funds (which are included in the Platform results). Management believes presenting Platform results, which exclude consolidated assets, directly shows the business performance that CWD stockholders benefit from.

About Caliber (CaliberCos Inc.)

Caliber (Nasdaq: CWD) is a real estate-focused alternative asset manager with approximately $2.6 billion in Managed Assets and a 17-year track record investing in middle-market hospitality and multifamily real estate. The Company pairs an institutional-quality asset management platform with a boutique, hands-on investment approach focused on value creation in underserved market segments. Investors can participate in Caliber through its publicly traded equity (Nasdaq: CWD), and through its private real estate investment funds for accredited investors and financial professionals. For more information, visit caliberco.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 26, 2026, and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS:

Caliber Investor Relations:
Ilya Grozovsky
+1 480-214-1915
Ilya@CaliberCo.com

Media Relations:
Philip Robertson
+1 917-498-4711
PRobertson@impactpartners.llc

NON-GAAP RECONCILIATIONS

The following information reconciles the performance of the Platform to the consolidated GAAP presentation. Management believes that the Platform view of Caliber’s performance is more meaningful to a CWD shareholder as it includes all revenues and expenses generated by Caliber and its wholly-owned subsidiaries.

ASSET MANAGEMENT PLATFORM(1)
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

	Three Months Ended September 30, 2026
	Platform	Impact of Consolidated Funds and Eliminations	Consolidated
Revenues
Asset management	$3,842	$(567)	$3,275
Performance allocations	—	—	—
Consolidated funds – other revenue	—	1,040	1,040
Total revenues	3,842	473	4,315
Expenses
Operating costs	3,713	(174)	3,539
General and administrative	1,105	30	1,135
Marketing and advertising	62	—	62
Depreciation and amortization	176	(7)	169
Consolidated funds – other expenses	—	2,683	2,683
Total expenses	5,056	2,532	7,588

Other income, net	282	(181)	101
Change in fair value of digital assets	1,643	—	1,643
Interest income	254	—	254
Interest expense	(1,363)	—	(1,363)
Net loss before income taxes	(398)	(2,240)	(2,638)
Provision for income taxes	(3,941)	—	(3,941)
Net loss	(4,339)	(2,240)	(6,579)
Net loss attributable to noncontrolling interests	—	(1,549)	(1,549)
Net (loss) income attributable to CaliberCos Inc.	$(4,339)	$(691)	$(5,030)
Basic and diluted net loss per share	$(0.43)		$(0.49)
Weighted average common shares outstanding:
Basic and diluted	10,283		10,283

(1) Represents the results of our asset management platform, which are presented on a basis that deconsolidates our consolidated funds (intercompany eliminations) and eliminate noncontrolling interest.

	Three Months Ended September 30, 2025
	Platform	Impact of Consolidated Funds and Eliminations	Consolidated
Revenues
Asset management	$3,514	$(28)	$3,486
Performance allocations	2	—	2
Consolidated funds – other revenue	—	148	148
Total revenues	3,516	120	3,636
Expenses
Operating costs	3,408	(157)	3,251
General and administrative	1,481	(10)	1,471
Marketing and advertising	151	—	151
Depreciation and amortization	167	(7)	160
Consolidated funds – other expenses	—	467	467
Total expenses	5,207	293	5,500

Other income (loss), net	(230)	(94)	(324)
Change in fair value of digital assets	(677)	—	(677)
Interest income	28	—	28
Interest expense	(1,876)	—	(1,876)
Net loss before income taxes	(4,446)	(267)	(4,713)
Provision for income taxes	—	—	—
Net loss	(4,446)	(267)	(4,713)
Net loss attributable to noncontrolling interests	—	(342)	(342)
Net loss attributable to CaliberCos Inc.	$(4,446)	$75	$(4,371)
Basic and diluted net loss per share	$(1.70)		$(1.65)
Weighted average common shares outstanding:
Basic and diluted	2,615		2,615

(1) Represents the results of our asset management platform, which are presented on a basis that deconsolidates our consolidated funds (intercompany eliminations) and eliminate noncontrolling interest.

PLATFORM REVENUE(1)
(AMOUNTS IN THOUSANDS) (UNAUDITED)

	Three Months Ended September 30,
	2026	2025
Fund management fees	$3,078	$2,782
Financing fees	64	207
Development and construction fees	609	427
Brokerage fees	91	98
Total asset management	3,842	3,514
Performance allocations	—	2
Total revenue	$3,842	$3,516
___________________________________________
(1) Represents the results of our asset management platform, which are presented on a basis that deconsolidates our consolidated funds (intercompany eliminations) and eliminates noncontrolling interest.

FV AUM and Managed Capital (UNAUDITED)

The following information summarizes management’s estimates of fair value related to the entire portfolio of investments that Caliber manages and the total amount of capital that is being managed across the portfolio. The fair value of our AUM conveys an indication of the overall health of our investments and potentially how much performance allocation Caliber would earn if those assets were sold. Managed Capital is used to evaluate, among other things, the amount of asset management fees we generate from the portfolio.

FV AUM
(AMOUNTS IN THOUSANDS) (UNAUDITED)

Balances as of December 31, 2025	$779,730
Assets acquired(1)	4,150
Construction and net market depreciation	(4,675)
Assets sold(2)	(10,275)
Credit(3)	(29,403)
Other(4)	(3,176)
Balances as of March 31, 2026	736,351
Construction and net market depreciation	(441)
Assets sold(2)	(659)
Credit(3)	622
Other(4)	1,316
Balances as of June 30, 2026	737,189
Assets acquired(1)	4,125
Construction and net market depreciation	(2,925)
Credit(3)	148
Other(4)	(1,520)
Balances as of September 30, 2026	$737,017

	September 30, 2026	December 31, 2025
Real Estate
Hospitality	$50,900	$55,600
Caliber Hospitality Trust	185,700	191,900
Residential	156,700	165,900
Commercial	289,400	280,000
Total Real Estate	682,700	693,400
Credit(3)	53,530	82,163
Other(4)	787	4,167
Total	$737,017	$779,730
___________________________________________
(1)     Assets acquired during the nine months ended September 30, 2026 include one land parcel intended for hotel development in Colorado and one land parcel intended for hotel development in Arizona.
(2)    Assets sold during the nine months ended September 30, 2026 include one multi-family residential asset and a portion of a land asset.
(3)    Credit FV AUM represents loans made to our investment funds by our diversified credit fund.
(4)    Other FV AUM represents undeployed capital held in our diversified funds.

MANAGED CAPITAL
(AMOUNTS IN THOUSANDS) (UNAUDITED)

Balance as of December 31, 2025		$517,186
Originations		10,478
Return of capital		(316)
Investment write-offs (1)		(37,764)
Balance as of March 31, 2026		489,584
Originations		6,400
Return of capital		(23)
Investment write-offs (1)		(355)
Balances as of June 30, 2026		495,606
Originations		8,957
Return of capital		(6,293)
Balances as of September 30, 2026		$498,270

	September 30, 2026	December 31, 2025
Real Estate
Hospitality	$47,097	$49,289
Caliber Hospitality Trust(2)	97,044	97,037
Residential	110,551	103,961
Commercial	189,261	180,569
Total Real Estate(3)	443,953	430,856
Credit(4)	53,530	82,163
Other(5)	787	4,167
Total	$498,270	$517,186
_________________________________________
(1) Decrease driven by the sale of assets by our investment funds, as well as the recording of an impairment reserve related to an investment held by one of our diversified funds while recoverability is being evaluated.
(2) The Company earns a fund management fee of 0.70% of the Caliber Hospitality Trust’s enterprise value and is reimbursed for certain costs incurred on behalf of the Caliber Hospitality Trust.
(3) Beginning during the year ended December 31, 2023, the Company includes capital raised from investors in CaliberCos Inc. through corporate note issuances that was further invested in our funds in Managed Capital. At September 30, 2026 and December 31, 2025, the Company had invested $11.2 million and $11.6 million in our funds.
(4) Credit managed capital represents loans made to Caliber’s investment funds by the Company and our diversified funds. At September 30, 2026 and December 31, 2025, the Company had loaned $11.7 million and $8.5 million to our funds.
(5) Other managed capital represents undeployed capital held in our diversified funds.

Consolidated GAAP Results

The following information presents our consolidated GAAP results which includes the performance of certain entities we manage where Caliber is the guarantor of debt owed by those entities, despite not having significant equity at risk. As a result of these guarantor commitments, Caliber is required under GAAP to include the assets, liabilities, revenues and expenses of those entities even though a shareholder of CWD stock is neither entitled to nor exposed by those entities’ benefits or obligations. This accounting outcome also removes revenues that we earn from those entities, which a shareholder of CWD stock would be entitled to. See discussion elsewhere related to CWD’s Platform performance.

CALIBERCOS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended September 30,
	2026	2025
	(unaudited)
Revenues
Asset management revenues	$3,275	$3,486
Performance allocations	—	2
Consolidated funds – other revenues	1,040	148
Total revenues	4,315	3,636

Expenses
Operating costs	3,539	3,251
General and administrative	1,135	1,471
Marketing and advertising	62	151
Depreciation and amortization	169	160
Consolidated funds – other expenses	2,683	467
Total expenses	7,588	5,500

Other income (loss), net	101	(324)
Change in fair value of digital assets	1,643	(677)
Interest income	254	28
Interest expense	(1,363)	(1,876)
Net loss before income taxes	(2,638)	(4,713)
Provision for income taxes	(3,941)	—
Net loss	(6,579)	(4,713)
Net loss attributable to noncontrolling interests	(1,549)	(342)
Net loss attributable to CaliberCos Inc.	$(5,030)	$(4,371)
Basic and diluted net loss per share attributable to common stockholders	$(0.49)	$(1.65)
Weighted average common shares outstanding:
Basic and diluted	10,283	2,615

CALIBERCOS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

	September 30, 2026	December 31, 2025
	(unaudited)
Assets
Cash	$1,794	$2,538
Restricted cash	2,574	2,628
Real estate investments, net	19,827	21,689
Real estate assets held for sale	1,709	—
Digital assets	3,293	6,850
Notes receivable - related parties, net of allowance of $1,000 and $909, respectively	10,492	7,348
Due from related parties, net of allowance of $4,425 and $4,071, respectively	10,557	10,086
Investments in unconsolidated entities	11,156	11,624
Operating lease - right of use assets	—	98
Prepaid and other assets	1,927	2,368
Assets of consolidated funds
Cash	407	326
Restricted cash	698	524
Real estate investments, net	50,063	10,807
Intangible assets, net	45,784	46,330
Notes receivable - related parties	5,991	936
Due from related parties	1,369	220
Operating lease - right of use assets	10,756	10,757
Prepaid and other assets	495	267
Total assets	$178,892	$135,396

LIABILITIES AND STOCKHOLDERS' EQUITY
Notes payable, net	$42,059	$46,347
Accounts payable and accrued expenses	6,305	7,325
Series AA cumulative redeemable preferred stock, net of issuance costs, $25.00 per share stated value, 800,000 shares authorized, 447,415 and 221,434 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	10,497	5,101
Due to related parties	127	186
Operating lease liabilities	39	64
Other liabilities	4,585	771
Liabilities of consolidated funds
Notes payable, net	66,173	33,605
Notes payable - related parties	2,567	2,330
Accounts payable and accrued expenses	3,269	1,719
Due to related parties	923	861
Operating lease liabilities	10,756	10,757
Other liabilities	152	99
Total liabilities	147,452	109,165

CALIBERCOS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

	September 30, 2026	December 31, 2025
Commitments and Contingencies (Note 12)

Series A non-cumulative convertible preferred stock, $0.001 par value; 22,500,000 shares authorized, and 5,875 shares issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Series B convertible preferred stock, $0.001 par value; 50,000 shares authorized, and zero and 15,868 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	—	—
Series AAA convertible preferred stock, $0.001 par value; 40,000 shares authorized, and 2,119 and zero shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	—	—
Common stock Class A, $0.001 par value; 500,000,000 shares authorized, 10,669,455 and 6,534,319 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	10	7
Common stock Class B, $0.001 par value; 15,000,000 shares authorized, zero and 370,822 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	—	—
Paid-in capital	87,143	79,731
Accumulated deficit	(90,737)	(78,405)
Stockholders’ (deficit) equity attributable to CaliberCos Inc.	(3,584)	1,333
Stockholders’ equity attributable to noncontrolling interests	35,024	24,898
Total stockholders’ equity	31,440	26,231
Total liabilities and stockholders’ equity	$178,892	$135,396

Definitions

Assets Under Management

AUM refers to the assets we manage or sponsor. We monitor two types of information with regard to our AUM:

i.Managed Capital – we define this as the total capital we fundraise from our customers as investments in our funds. It also includes fundraising into our corporate note program, the proceeds of which were used, in part, to invest in or loan to our funds. We use this information to monitor, among other things, the amount of ‘preferred return’ that would be paid at the time of a distribution and the potential to earn a performance fee over and above the preferred return at the time of the distribution. Our fund management fees are based on a percentage of managed capital or a percentage of assets under management, and monitoring the change and composition of managed capital provides relevant data points for Caliber management to further calculate and predict future earnings.

ii.Fair Value (“FV”) AUM – we define this is as the aggregate fair value of the real estate assets we manage and from which we derive management fees, performance revenues and other fees and expense reimbursements. We estimate the value of these assets quarterly to help make sale and hold decisions and to evaluate whether an existing asset would benefit from refinancing or recapitalization. This also gives us insight into the value of our carried interest at any point in time. We also utilize FV AUM to predict the percentage of our portfolio which may need development services in a given year, fund management services (such as refinance), and brokerage services. As we control the decision to hire for these services, our service income is generally predictable based upon our current portfolio AUM and our expectations for AUM growth in the year forecasted.

Non-GAAP Measures

We use non-GAAP financial measures to evaluate operating performance, identify trends, formulate financial projections, make strategic decisions, and for other discretionary purposes. We believe that these measures enhance the understanding of ongoing operations and comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they provide investors a view of the performance attributable to CaliberCos Inc. When analyzing our operating performance, investors should use these measures in addition to, and not as an alternative for, their most directly comparable financial measure calculated and presented in accordance with U.S. GAAP. Our presentation of non-GAAP measures may not be comparable to similarly identified measures of other companies because not all companies use the same calculations. These measures may also differ from the amounts calculated under similarly titled definitions in our debt instruments, which amounts are further adjusted to reflect certain other cash and non-cash charges and are used by us to determine compliance with financial covenants therein and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

Asset Management Platform or Platform

Platform refers to the performance of the Caliber asset management platform, which generates revenues and expenses from managing our investment portfolio, which does not include any consolidated assets or funds. These activities include asset management, transaction services, and performance allocations. Management believes that this is an important view of the Company because it communicates performance of the Company that would be most useful for understanding the value of CWD.

Fee-Related Earnings and Related Components

Fee-Related Earnings is a supplemental non-GAAP performance measure used to assess our ability to generate profits from fee-based revenues, focusing on whether our core revenue streams, are sufficient to cover our core operating expenses. Fee- Related Earnings represents the Company’s net income (loss) before income taxes adjusted to exclude depreciation and amortization, stock-based compensation, interest expense and extraordinary or non-recurring revenue and expenses, including performance allocation revenue and change in fair value of digital assets, public registration direct costs related to aborted or delayed offerings and our Reg A+ offering, litigation settlements, and expenses recorded to earnings relating to investment deals which were abandoned or closed. Fee-Related Earnings is presented on a basis that deconsolidates our consolidated funds (intercompany eliminations) and eliminates noncontrolling interest. Eliminating the impact of consolidated funds and noncontrolling interest provides investors a view of the performance attributable to CaliberCos Inc. and is consistent with performance models and analysis used by management.

Distributable Earnings

Distributable Earnings is a supplemental non-GAAP performance measure equal to Fee-Related Earnings plus performance allocation revenue and less interest expenses and provision for income taxes. We believe that Distributable Earnings can be useful as a supplemental performance measure to our GAAP results assessing the amount of earnings available for distribution.

Platform Earnings

Platform Earnings represents the performance of our asset management platform, which generates revenues and expenses from managing our investment portfolio, excluding any consolidated assets or funds.

Platform Earnings per Share

Platform Earnings per Share is calculated as Platform Earnings divided by weighted average CWD common shares outstanding.

Platform Adjusted EBITDA

Platform Adjusted EBITDA represents our Distributable Earnings adjusted for interest expense, other income (expense), and provision for income taxes on a basis that deconsolidates our consolidated funds (intercompany eliminations), and eliminates noncontrolling interest. Eliminating the impact of consolidated funds and noncontrolling interest provides investors a view of the performance attributable to the Platform and is consistent with performance models and analysis used by management.

Consolidated Adjusted EBITDA

Consolidated Adjusted EBITDA represents the Company’s and the consolidated funds’ earnings before net interest expense, income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, transaction fees, expenses and other public registration direct costs related to aborted or delayed offerings and our Reg A+ offering, litigation settlements, expenses recorded to earnings relating to investment deals which were abandoned or closed, any other non-cash expenses or losses, as further adjusted for extraordinary or non-recurring items.

NON-GAAP ADJUSTED EBITDA
(AMOUNTS IN THOUSANDS) (UNAUDITED)

	Three Months Ended September 30,
	2026	2025
Net loss attributable to CaliberCos Inc.	$(5,030)	$(4,371)
Net loss attributable to noncontrolling interests	(1,549)	(342)
Net loss	(6,579)	(4,713)
Provision for income taxes	3,941	—
Net loss before income taxes	(2,638)	(4,713)
Depreciation and amortization	176	167
Consolidated funds' impact on fee-related earnings	2,059	173
Stock-based compensation	383	332
Severance	7	593
Performance allocations	—	(2)
Other income, net	(513)	94
Investments impairment	167	102
Change in fair value of digital assets	(1,643)	677
Bad debt expense	64	35
Interest expense, net	1,109	1,848
Fee-related earnings	(829)	(694)
Performance allocations	—	2
Interest expense, net	(1,109)	(1,848)
Provision for income taxes	(3,941)	—
Distributable earnings	(5,879)	(2,540)
Interest expense	1,363	1,876
Other income, net	513	(94)
Provision for income taxes	3,941	—
Consolidated funds' impact on Platform adjusted EBITDA	181	93
Platform adjusted EBITDA	119	(665)
Consolidated funds' EBITDA adjustments	(360)	201
Consolidated adjusted EBITDA	$(241)	$(464)